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                                    [LOGO]

                                 MASTER LEASE

Master Lease Agreement ("Master Lease") No. 3021 effective as of February 1, 1996 between:

          "Lessor"                         "Lessee"
          --------                         --------

          NELCO, Ltd.                      Blue Rhino Corporation
                                           -------------------------------------
          720 Moorefield Park Drive        104 Cambridge Plaza
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          Richmond, Virginia 23236         Winston-Salem, NC  27104
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          IN CONSIDERATION of the mutual promises contained in this Master Lease the parties agree as follows:

       1. Property Leased; Title. Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor such equipment and features (collectively called "Equipment" and individually called a "Leased Item") described in each Supplementary Schedule executed from time to time pursuant to this Master Lease. Each Supplementary Schedule shall be deemed to incorporate all of the terms and conditions of this Master Lease, contain such additional terms as Lessor and Lessee shall agree upon and constitute an agreement separate and distinct from any other Supplementary Schedule. In the event of a conflict between provisions of this Master Lease and a Supplementary Schedule, the provisions of the Supplementary Schedule shall apply.

     It is expressly understood that the Equipment is, and shall at all times remain, personal property. Lessee shall have no right, title or interest in the Equipment except as expressly provided in this Master Lease. If Lessee is supplied with a label or marking showing the ownership of the Equipment, Lessee agrees to attach such label in a prominent place on the Equipment. Upon request of Lessor, Lessee shall provide a written waiver by any party having an interest in the real property where the Equipment is or may be located waiving any claim to the Equipment.

     2. Term and Termination of Master Lease and Supplementary Schedules. The term of this Master Lease shall commence on the date set forth above and shall continue in effect so long as any Supplementary Schedule entered into pursuant to this Master Lease remains in effect.

     Each Supplementary Schedule shall set forth the term of the lease (the "Initial Lease Term"), the rent for the Leased Items ("Basic Rent"), and any other payment terms. Lessee's obligation to pay Basic Rent for leased Equipment covered by a Supplementary Schedule shall begin on the Acceptance Date, as defined on the Supplementary Schedule. If the Acceptance Date is not the first day of a month, the Basic Rent due for the first partial month shall consist of the regular periodic Basic Rent prorated on the basis of a 30-day month from and including the Acceptance Date to and including the last day of such month, and shall be payable on the first Basic Rent payment date. Basic Rent thereafter shall be for the number of months and in the amount set forth on the Supplementary Schedule. If the installation date of any Leased Item of Equipment precedes the Acceptance Date, Lessee shall pay pro rata Basic Rent based on a 30-day month from and including the installation date to and excluding the Acceptance Date, which amount shall be payable on the first Basic Rent payment date. Lessee or Lessor may terminate the lease as to a Supplementary Schedule, in whole or in part, to be effective only at the expiration of the Initial Lease Term or any Renewal or Extension Term, as such terms are hereinafter defined, by giving the other party three (3) months written notice before such expiration. If three (3) months prior notice of termination is not given, the Initial Lease Term, Renewal Term, or Extension Term as the case may be, shall automatically extend for an additional period of three (3) months (an "Extension Term") on the same terms provided during the Initial Lease Term (Initial Lease Term, Extension Term and Renewal Term are collectively called "Lease Term"). No notice of termination may be revoked without the prior written consent of the other party.

     3. Rent, Payment, Late Payment Rate. This Master Lease and each Supplementary Schedule constitute a net lease and Lessee agrees that its duty to perform its obligations under this Master Lease, including without limitation, the obligation to pay all Basic Rent and other sums payable ("Additional Rent"), (Basic Rent and Additional Rent hereinafter collectively called "Rent"), and the rights of Lessor and of any Assignee of Lessor, as such term is defined in
Section 18 in and to such performance and Rent are absolute and unconditional and are not subject to any abatement, reduction setoff, defense, counterclaim or recoupment due or alleged to be due, by reason of any past, present or future claims which Lessee may have against Lessor, any Assignee, the manufacturer or vendor of the Equipment or against any person for any reason whatsoever.

     Whenever any payment of Rent is not made within ten (10) days of its due date, Lessee shall pay interest on such amount from its due date at the rate of one and one-half (1 1/2) percent per month or the maximum interest rate legally permissible, whichever is less (the "Late Payment Rate").

     4. Selection and Acceptance. Lessee has either (i) entered into a contract with a manufacturer or supplier to purchase the Leased Items, in which event the execution hereof by Lessee shall constitute an assignment by Lessee to Lessor of Lessee's rights under such purchase contract, Lessee agreeing to execute any other documents of assignment as may reasonably be required by such manufacturer, supplier or by Lessor, or (ii) selected the Leased Items and hereby requests Lessor to purchase the same from a manufacturer or supplier and arrange for delivery at Lessee's expense, or (iii) selected the Leased Items from used equipment available through the Lessor. Lessee has reviewed and approved the terms of any purchase, licensing or maintenance agreement with the manufacturer and/or vendor of the Equipment covering the Equipment. In no event shall Lessor be responsible for delays of the manufacturer, supplier or transporter. Lessee acknowledges, warrants

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and represents that: (i) it has made the selection of each Leased Item based on its own judgement and expressly disclaims any reliance upon statements made by Lessor, (ii) Lessee understands and agrees that neither the manufacturer, the vendor, nor any salesman or other agent of the manufacturer or vendor is an agent of Lessor, and that no representation as to the Equipment or any other matter by the manufacturer, the vendor, or any salesman or other agent of the manufacturer or the vendor, shall in any way affect Lessee's duty to pay Rent and to perform its other obligations hereunder, and (iii) as of the Acceptance Date as between Lessee and Lessor, Lessee has unconditionally accepted the Leased Items. On each Acceptance Date Lessee shall execute and promptly deliver to Lessor a Certificate of Acceptance with respect to each Leased Item ("Certificate of Acceptance") which shall be conclusive evidence of the foregoing. If after ten (10) days of delivery of the Equipment, Lessee fails to deliver either such Certificate of Acceptance or a written notification of any defects in the Equipment, the Equipment shall be conclusively presumed to be accepted by Lessee as of the delivery date, and such date shall be the Acceptance Date. Lessee hereby authorizes Lessor to complete the Equipment serial numbers and Acceptance Date on Lessee's behalf on any Supplementary Schedule which is returned by Lessee without such information.

     5. Warranties, Disclaimer of Warranties and Limitation of Damages. Lessor warrants to Lessee that as long as Lessee is not in default under this Master Lease and any Supplementary Schedule, Lessor or any Assignee shall not interfere with Lessee's right of quiet enjoyment and use of the Equipment described on each Supplementary Schedule. Lessor also warrants that the Equipment, if supplied by the Lessor under Section 4 (iii), shall be eligible for the standard maintenance agreement provided by its manufacturer. If it is determined that the Equipment is not eligible for the manufacturer's standard maintenance agreement at the time of installation, Lessor shall be liable only for those expenses authorized by Lessor in advance and incurred by Lessee to render the Equipment eligible.

     LESSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND RELATING TO THE EQUIPMENT, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PURPOSE OR USE, OR THAT THE EQUIPMENT SHALL SATISFY OR CONFORM TO ANY LAW, RULE, REGULATION, SPECIFICATION OF ANY CONTRACT OR PURCHASE ORDER RELATING THERETO;
AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS".

     Lessor shall have no liability to Lessee for any claim, loss or damage caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Equipment, by any inadequacy thereof or deficiency or defect therein, by any incident whatsoever in connection therewith, arising in strict liability or negligence. Notwithstanding the foregoing, Lessor shall be liable to Lessee for Lessor's negligence or willful misconduct.

     6. Assignment of Manufacturer's Warranties. Lessor assigns any assignable manufacturer's warranties to Lessee for the duration of the Lease Term. Lessee shall take all reasonable action to enforce such warranties. Lessor, at the sole expense of Lessee, shall provide reasonable assistance to Lessee in enforcing such warranties.

     7. Representations and Warranties of Lessee. Lessee represents and warrants the following for the benefit of Lessor and any Assignee:
     (a) Lessee is a legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each jurisdiction where the Equipment shall be located and has adequate corporate power to enter into and perform this Master Lease and each Supplementary Schedule;
     (b) This Master Lease and each Supplementary Schedule have been duly authorized, executed and delivered by Lessee and constitute a valid, legal and binding agreement of Lessee, together enforceable in accordance with their terms, subject to enforcement limitations imposed by state or federal laws generally affecting the rights of creditors;
     (c) The execution, delivery and the performance by Lessee of its obligations under this Master Lease and each Supplementary Schedule shall not violate any judgment, order, law or governmental regulation applicable to Lessee or any provision of Lessee's articles of incorporation, by-laws or other organizational documents or result in any breach of or constitute a default under any instrument or agreement to which Lessee is a party or by which Lessee or its assets may be bound or result in the creation of any lien, charge, security interest or encumbrance upon the Equipment;
     (d) To the best of Lessee's knowledge, there are no actions, suits or proceedings pending before any court, administrative agency, arbitration tribunal or governmental body which shall, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under this Master Lease, each Supplementary Schedule or any related agreement to which it is a party;
     (e) Lessee is not a tax exempt entity under the Internal Revenue Code of 1986, as amended ("the Code").

     If requested, Lessee will provide for each Supplementary Schedule an incumbency certificate or other document identifying the signatures and establishing the authority of the signers of the lease documents.

     8. Liens and Taxes. Lessee shall, at its expense, keep the Equipment free and clear of, and indemnify and hold Lessor harmless from, all levies, liens and encumbrances except for those created by Lessor or any Assignee. Lessee shall timely file all tax returns and pay when due all federal, state and local charges and taxes attributable to the Equipment, its use or possession (together with any related interest or penalties arising from an act or omission of Lessee) including but not limited to sales, use, excise, gross receipts and property taxes, but excluding only any tax based on or measured solely by Lessor's net income. Lessee shall make available to Lessor upon request evidence of all tax filings and payments. All sums incurred or expended by Lessor or Lessee pursuant to this Section and Section 9 shall be deemed Additional Rent.

     9. Installation, Maintenance and Repair. Lessee shall be responsible for the expense of delivery, installation, repair and maintenance of the Equipment. Lessee agrees to keep the Equipment in good repair, condition and working order and to furnish all parts, mechanisms and devices which may be required in the course of so doing. Lessee shall, at its sole expense, enter into and keep in force a standard maintenance agreement with the manufacturer of the Equipment or such other party as may be reasonably acceptable to Lessor and shall provide a copy of such agreement upon the request of Lessor. Upon request, Lessee shall provide to Lessor a letter from the manufacturer certifying the Equipment as eligible for manufacturer's standard maintenance agreement no later than ten
(10) days after deinstallation of the Equipment. In the event the letter is not provided, Lessor, at the sole expense of Lessee, may have the Equipment stage-tested and certified by the manufacturer.

     During Lessee's normal business hours, Lessee shall permit access to the Equipment to install "no charge" engineering changes in order to keep the Equipment at current engineering change levels. If Lessee has refused to obtain or allow installation of engineering changes during the Lease Term, Lessor may, at Lessee's sole expense, obtain and have such engineering changes installed upon the return of the Equipment

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     10. Equipment Inspection and Use. Lessor may inspect the Equipment,
Lessee's equipment log and maintenance records upon prior notice to Lessee during normal business hours and in accordance with Lessee's security procedures.

     Lessee agrees that the Equipment shall be used by competent, qualified personnel in a careful, proper manner and in conformity with the manufacturer's specifications.

     11. Risk of Loss, Damage or Destruction. Lessee assumes and shall bear the entire risk of partial or complete loss, damage, theft, destruction, condemnation, requisition or taking by eminent domain or other interruption or termination of use of the Equipment from any cause, whether or not through any fault of Lessee, from the date on which the Equipment is shipped until the Equipment is returned to and received by Lessor (the "Possession Period") from the Manufacturer, Supplier, or Lessor, as applicable.

     If any Leased item is damaged and is capable of being repaired, Lessee shall promptly notify Lessor in writing and within sixty (60) days of such damage shall at its sole expense make any repairs necessary to return the Leased item to its previous condition. Provided Lessee is not in default under this Master Lease or any Supplementary Schedule and has paid in full for the repairs (which repairs shall be deemed accessions to the Equipment) Lessee shall be entitled to receive any insurance proceeds received by Lessor or any Assignee in connection with such damage. If Lessee has not paid in full for the repairs, any insurance proceeds shall be first applied to pay for such repairs.

     In the event that any Leased item is taken or condemned by a governmental authority, destroyed, damaged beyond repair, lost, or stolen ("Event of Loss"), Lessee must promptly notify Lessor and Assignee in writing and Lessee shall elect either to (i) pay to Lessor or Assignee, as the case may be, on the next Basic Rent payment date following the Event of Loss, an amount equal to: (a) the full replacement value of the Leased item measured as of the date of the Event of Loss, plus (b) all Rent accrued on such Leased item up to the date of payment, plus (c) all unpaid rent allocated to such item for the balance of the Lease Term discounted at the Prime Rate as reported by the Wall Street Journal on the Acceptance Date as defined in the Supplementary Schedule of such item (together (a)(b)(c), "Casualty Value") and upon payment in full, Lessee's obligation to pay Rent for the Leased item shall cease; or (ii) continue all Rent payments under the applicable Supplementary Schedule, without interruption, and replace the damaged Equipment with Equipment of identical model, manufacture and condition ("Replacement Equipment") as soon as practicable after the occurrence of the Event of Loss. Lessee shall cause the Replacement Equipment to be delivered to a location acceptable to Lessor and shall convey title (lien free) to the Replacement Equipment to Lessor whereupon the Replacement Equipment shall become subject to all of the terms and conditions of this Master Lease and the applicable Supplementary Schedule. Provided Lessee is not in default under this Master Lease and any Supplementary Schedule and has paid in full the Casualty Value or has paid in full for the Replacement Equipment, Lessee shall be entitled to receive any insurance proceeds or other recovery received by Lessor or any Assignee of Lessor in connection with such Event of Loss.

     If Lessee elects to replace the Equipment, Lessee shall immediately reimburse Lessor in an amount reasonably determined by Lessor to make Lessor whole on an after tax basis for any loss, recapture or unavailability of any tax credit and/or deduction.

     12. Insurance. At all times during the Possession Period, Lessee shall, at its sole expense, carry: (i) all-risk property damage insurance in an amount not less than the Casualty Value for each Leased item and (ii) comprehensive general liability insurance in an amount not less than one million dollars ($1,000,000). Each such policy shall (i) name Lessor and any Assignee as additional insureds and loss payees as their interests may appear; (ii) provide that such policy may not be cancelled or altered without thirty (30) days prior notice to Lessor and Assignee; and (iii) provide that the interests of Lessor and Assignee shall be insured regardless of the breach or violation by Lessee of any warranties, declarations or conditions contained in such policies. Lessee shall promptly provide Lessor with original signed certificates of insurance. Upon Lessor's written consent, Lessee may act as a self-insurer and shall provide a letter to Lessor so stating.

     13. Indemnity. Except for Lessor's negligence or willful misconduct, Lessee shall indemnify and hold Lessor and Assignee harmless from and against any loss, claims, costs, expenses, damages and liabilities, at law or in equity including reasonable attorneys' fees, arising out of, connected with or resulting from this Master Lease, each supplementary Schedule, or any Leased item including, but not limited to, the selection, use, possession, leasing, operation, control, maintenance, delivery or return of each Leased Item, and claims for Lessee's infringement of any trademark, patent or copyright and claims for property damage, personal injury or wrongful death arising in strict liability or negligence. Lessee's obligations hereunder shall survive the expiration of this Master Lease with respect to acts or events occurring or alleged to have occurred before the return of any Leased Item to Lessor.

     14. Default. The occurrence of any of the following events shall constitute an event of default ("Event of Default") under this Master Lease and a Supplementary Schedule:

     (a) The nonpayment by Lessee of any Rent under a Supplementary Schedule when due when such nonpayment continues for a period of ten (10) days.

     (b) The failure by Lessee to perform or observe any other term, covenant, or condition of this Master Lease or such Supplementary Schedule, which is not cured within ten (10) days after notice to Lessee from Lessor or Assignee.

     (c) Any affirmative act of insolvency by Lessee, or the filing by Lessee of any petition or action under any bankruptcy, reorganization, insolvency, arrangement, liquidation, dissolution, or moratorium law, or any other law or laws for the relief of or relating to debtors.

     (d) The filing of any involuntary petition against Lessee under any bankruptcy, reorganization, insolvency, arrangement, liquidation or dissolution, or any law for the relief of or relating to debtors which is not dismissed within sixty (60) days thereafter, or the appointment of any receiver, liquidator, or trustee to take possession of any substantial portion of the properties of Lessee, unless the appointment is set aside or expires within sixty (60) days from the date of said filing or appointment.

     (e) The subjection of a substantial part of Lessee's property or any Leased item covered by such Supplementary Schedule to any levy, seizure, assignment, or sale for or by any creditor or governmental agency.

     (f) The material untruth of any representation or warranty made by Lessee in this Master Lease or in any Supplementary Schedule or in any document furnished by Lessee to Lessor or Assignee in connection with this Master Lease or any Supplementary Schedule or with respect to the acquisition or use of any Leased Item covered by that Supplementary Schedule.

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  15. Remedies. Upon the happening of any Event of Default, Lessee shall, without demand, immediately pay to Lessor, as liquidated damages and not as a penalty an amount equal to the Casualty Value of the Equipment covered by the defaulted Supplementary Schedule. Upon payment of the entire amount of the Casualty Value, Lessee may retain possession of the Equipment and use it under all of the terms and conditions of the Lease until the expiration of the Initial Lease Term without the payment of Basic Rent. Lessee shall, however, remain liable for Additional Rent and for Rent which may become due under any Renewal or Extension Term.

  If Lessee fails to pay the entire Casualty Value immediately, Lessor may terminate all of Lessee's rights to possession of the Equipment and without notice to Lessee, enter upon Lessee's premises and take possession of the Equipment and lease or sell (at public or private sale), the same, or any portion thereof, in such manner and for such purpose as Lessor shall elect. The proceeds of such lease or sale shall be applied by Lessor as follows: (i) first, to pay all costs and expenses incurred by Lessor as a result of the default including Attorney's fees of thirty percent (30%) of the Casualty Value; (ii) second, to pay Lessor an amount equal to Casualty Value to the extent not previously paid by Lessee; and (iii) third, to reimburse Lessee for any Casualty Value to the extent previously paid. Any surplus remaining thereafter shall be retained by Lessor. Lessee shall remain liable to Lessor until payment is made in full of the foregoing amounts plus interest computed at the Late Payment Rate.

  No remedy referred to in this Section 15 is intended to be exclusive but each shall be cumulative and Lessor shall be entitled to exercise any remedy available under the Uniform Commercial Code and other remedies at law or in equity. TO THE EXTENT PERMITTED BY LAW, LESSEE HEREBY WAIVES ALL RIGHTS AND REMEDIES PROVIDED BY SECTION 508 THROUGH 522 OF TITLE 8.2A OF THE CODE OF VIRGINIA, including, but not limited to, Lessee's right to cancel or repudiate the lease, to recover Rent and security paid, to cover and recover damages, to recover identified equipment, to obtain specific performance, to revoke acceptance, to acquire a security interest in the Equipment, to hold and dispose of the Equipment, to deduct damages from Rent due, and to recover incidental and consequential damages.

  16. Performance of Lessee's Obligations. Should Lessee fail to make any payment or do any act required in this Master Lease or any Supplementary Schedule, Lessor has the right, but not the obligation, to make or do the same and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Lessor affects the Equipment, and in exercising any such rights, incur any liability and expend any reasonable amounts it deems necessary. Any action by Lessor on behalf of Lessee pursuant to this Section shall not be deemed to release Lessee from any obligation under this Master Lease or any Supplementary Schedule. All sums incurred and expended by Lessor pursuant to this Section shall be immediately payable as Additional Rent.

  17. Deinstallation and Return of Equipment. Upon the expiration or earlier termination of the Lease Term (the "Expiration Date"), Lessee shall, at its sole expense, deinstall and return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use excepted, to a location in the continental United States specified by Lessor. If Lessee keeps the Equipment five (5) business days beyond the Expiration Date, Lessee shall pay to Lessor as Additional Rent on a daily basis for each day from the Expiration Date until the Equipment is returned to Lessor One Hundred Fifty (150%) percent of the Daily Rent, as hereinafter defined, for the Leased Item. "Daily Rent" is determined by dividing the monthly Basic Rent for the Leased Item by thirty (30).

  18. Assignment by Lessor. Lessee understands and agrees that Lessor or an Assignee may, in one or more transactions, assign, pledge, mortgage, transfer, sell or grant a security interest or otherwise dispose of (collectively an "Assignment" and each party to whom a transfer is made, an "Assignee") all or part of Lessor's interests in any Supplementary Schedule, (including its right to all or any portion of Rent) this Master Lease and any one or more Leased Items. Such Assignments shall be made subject to the rights of Lessee under this Master Lease and the Supplementary Schedule. Lessee agrees: (i) to execute promptly such acknowledgements, agreements, opinions of counsel and other instruments as may be reasonably requested by Lessor or Assignee from time to time in connection with such Assignment; and (ii) to comply fully with the terms of any such Assignment.

  In the event of an Assignment, Lessor or Assignee shall notify Lessee of such Assignment and each Assignee shall then be entitled to all of the rights, powers and privileges of Lessor hereunder or under the applicable Supplementary Schedule to the extent these have been assigned. No Assignment shall relieve Lessor of its obligations; no Assignee shall be required to perform Lessor's obligations under this Master Lease or under a Supplementary Schedule except as set forth herein, it being the intent of Lessor to assign the benefits but not the obligations hereunder. Lessor and Lessee acknowledge and agree that no such Assignment shall be deemed materially to impair the prospect of obtaining return performance by, materially to change the duty of, or materially to increase the burden of risk imposed on Lessee hereunder.

  19. Assignment, Subleasing and Relocation by Lessee.
      ASSIGNMENT: UPON THIRTY (30) DAYS PRIOR NOTICE TO LESSOR AND ASSIGNEE, LESSEE MAY ASSIGN ITS RIGHTS, POWERS, PRIVILEGES AND OBLIGATIONS UNDER THIS MASTER LEASE AND A SUPPLEMENTARY SCHEDULE PROVIDED (I) LESSOR SHALL HAVE APPROVED THE ASSIGNEE IN ITS REASONABLE DISCRETION, (II) LESSEE SHALL COMPLY WITH THE PROVISIONS OF THIS SECTION REGARDING RELOCATION OF THE EQUIPMENT, AND
(III) NO ASSIGNMENT SHALL RELIEVE LESSEE OF ITS OBLIGATIONS UNDER THIS MASTER LEASE AND THE APPLICABLE SUPPLEMENTARY SCHEDULE.

     SUBLEASING: PROVIDED LESSEE IS NOT IN DEFAULT UNDER THIS MASTER LEASE OR ANY SUPPLEMENTARY SCHEDULE, LESSEE MAY NOTIFY LESSOR THAT IT DESIRES TO SUBLEASE THE EQUIPMENT ON THAT SUPPLEMENTARY SCHEDULE. SUCH NOTICE SHALL BE GIVEN TO LESSOR AT LEAST TEN (10) BUSINESS DAYS BEFORE THE PROPOSED SUBLEASE AND SHALL SPECIFY THE NAME AND ADDRESS OF THE PROPOSED SUBLESSEE, LOCATION AND MOVEMENT DATE FOR THE EQUIPMENT AND TERMS AND CONDITIONS OF THE PROSPECTIVE SUBLEASE. UNLESS LESSEE IS LEASING TO AN AFFILIATE APPROVED BY LESSOR, LESSEE SHALL SUBLEASE THE EQUIPMENT TO LESSOR IF LESSOR MATCHES OR EXCEEDS THE TERMS AND CONDITIONS OF THE PROSPECTIVE SUBLEASE WITHIN FIVE (5) BUSINESS DAYS AFTER LESSOR RECEIVES THE REQUIRED NOTICE. LESSEE MAY NOT SUBLEASE THE EQUIPMENT UNLESS (I) SUCH NOTICE HAS BEEN GIVEN TO LESSOR, (II) LESSOR IN ITS SOLE DISCRETION SHALL HAVE APPROVED THE CREDIT OF THE PROPOSED SUBLESSEE, AND (III) LESSEE SHALL COMPLY WITH THE PROVISIONS OF THIS SECTION 19 REGARDING RELOCATION OF THE EQUIPMENT. NO SUBLEASE SHALL DISCHARGE OR DIMINISH LESSEE'S OBLIGATIONS UNDER THIS MASTER LEASE AND ANY SUPPLEMENTARY SCHEDULE AND SUBLESSEE'S RIGHTS WITH RESPECT TO THE EQUIPMENT SHALL BE EXPRESSLY MADE SUBJECT AND SUBORDINATE TO THE RIGHTS OF LESSOR AND ASSIGNEE.

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      Relocation. Provided Lessee is not in default under this Master Lease or any Supplementary Schedule and upon ten (10) business days prior notice to Lessor, Lessee may relocate the Equipment within the continental United States provided: (i) the activities of the entity using the Equipment are subject to tax under the Code and the entity is not a tax exempt organization or a state, federal or local government unit; (ii) upon Lessor's request, Lessee files or cooperates in filing financing statements or other documents necessary to continue in effect any security interests in the Equipment; (iii) upon Lessor's request, Lessee shall provide proof of insurance for transportation and in the new location of the Equipment; and (iv) Lessee promptly pays all costs, including additional property or use taxes, resulting from relocation.

     20. Upgrades. Provided Lessee is not in default under this Master Lease and a Supplementary Schedule, Lessee shall notify Lessor that it desires to add upgrades to the Equipment no less than forty-five (45) days before the desired date of installation stating when and what upgrades Lessee intends to obtain. Within ten (10) business days after Lessor receives that notice Lessor may offer such upgrades (the "Offer") to Lessee. Lessee may accept this offer or seek other bona fide offers from third parties, the credit of which shall have been approved by Lessor in its sole discretion ("Third Party Offer"). Lessee shall notify Lessor of any more favorable Third Party Offer. Lessee shall obtain the upgrade from Lessor if Lessor at least matches the Third Party Offer within five
(5) business days after Lessor's receipt of Lessee's notice. If that Lessee leases upgrades from Lessor, their lease shall be under a Supplementary Schedule the terms of which, other than the initial Lease Term Acceptance Date and Rent, shall be the same as those applicable to the Leased Items to which the upgrades relate.

     All upgrades must qualify for a manufacturer's maintenance agreement and be maintained in accordance with Section 9 of this Master Lease. At the end of the Lease Term, Lessee shall remove all upgrades which are readily removable without causing material damage or impairment of the intended function or use of the Equipment. Upgrades which are not so removable shall become the Lessor's property (lien free) at the end of the Lease Term.

     21. Renewal Option. Lessee may elect to renew the Initial Lease Term of a Supplementary Schedule for a period not less than twelve (12) months (a "Renewal Term"). (However, no Lease Term shall exceed seventy-two (72) months.) Lessee's renewal option is subject to the following terms and conditions:

       (a) Lessee must notify Lessor of its exercise of the option at least three (3) months before the expiration of the Lease Term.
       (b) All of the terms of the Supplementary Schedule other than the length of the Renewal Term and the Rent shall remain the same. The Rent shall be the Fair Rental Value, as hereinafter defined, of the Equipment as of commencement of the Renewal Term.
       "Fair Rental Value" is defined as the value upon which a willing Lessor and a willing Lessee would agree, for the term involved, each respectively under no compulsion to lease. Fair Rental Value as of the end of the Initial Lease Term shall be determined by agreement of Lessor and Lessee or, if they cannot agree, then by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be paid equally by Lessor and Lessee.
       (c) Upon notice, Lessor may substitute equipment of the same model and type for the Equipment, at Lessor's expense and in its sole discretion.

     22. Purchase Option. Provided Lessee is not in default under this Master Lease and a Supplementary Schedule, Lessee may notify Lessor that it desires to purchase all or part of the Equipment on that Supplementary Schedule. The notice shall be given at least three (3) months before the expiration of a Lease Term. Lessor agrees to sell to Lessee, at the end of the Lease Term and upon terms and conditions as are acceptable to Lessor and Lessee, the Equipment or, at Lessor's sole option, equipment of the same model, type and condition which shall be installed at Lessor's expense at the same location as the Equipment. The purchase price for such Equipment shall be its Fair Market Value, as hereinafter defined. "Fair Market Value" is defined as that purchase price that would be obtained in an arm's length transaction as of the end of the Lease Term between informed and willing parties under no compulsion to buy or sell. If Lessor and Lessee cannot agree upon the purchase price, such amount shall be determined by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be paid equally by Lessor and Lessee.

     23. Financing Statements. Lessee agrees to execute UCC financing statements and any other instruments necessary to perfect Lessor's or Assignee's interest in this Master Lease, any Supplementary Schedule(s), any Leased Item and all Rent due. Lessee agrees that Lessor is authorized to file financing statements without the signature of Lessee and, where signature is required, Lessee appoints Lessor its attorney-in-fact to, upon notice, execute such financing statements. Lessor may file a copy of this Master Lease and appropriate Supplementary Schedule(s) as a financing statement.

     24. Financial Statements. Lessee agrees promptly to furnish to Lessor, upon request, audited financial statements for the most recent period.

     25. Suspension of Obligations of Lessor. Before delivery of any Leased Item, Lessor's obligations shall be suspended to the extent that it is hindered or prevented from complying because of labor disturbances, acts of God, accidents, failure of the manufacturer or supplier to tender or deliver any Leased Item, governmental regulations or interference, or any cause whatsoever not within the sole and exclusive control of Lessor.

     26. Effect of Waiver. No delay or omission to exercise any right or remedy by Lessor or Lessee shall be a waiver of any such right or remedy, nor shall a waiver of any single breach or default. Any waiver, permit, consent, or approval on the part of Lessor, Lessee or their assigns, of any breach or default under this Master Lease, and any Supplementary Schedule must be in writing.

     27. Notices. Any notice under this Master Lease and Supplementary Schedule must be in writing and shall be deemed received by a party on the day it is delivered to that party at the address set forth on the Supplementary Schedule or at any other address previously specified in writing "the Notice Address" or, if sent by certified mail, on the fifth business day after the day on which mailed to the Notice Address. If this Master Lease and any Supplementary Schedule has been assigned by either Lessor or Lessee, notice shall also be given to the assign(s).

     28. Arbitration and Legal Action. Any controversy or claim arising out of this Master Lease, including any breach except default by Lessee, or relating in any other way to Lessor, must be settled by final and binding arbitration in the County of Chesterfield, Virginia, in accordance with the rules, then applying, of the American Arbitration Association, and final judgment upon the decision rendered may be entered in any court of competent jurisdiction. The parties waive their right to seek remedies in court, including the right to a jury trial. As specifically agreed, however, Lessor reserves the right to seek legal remedies in any court of competent jurisdiction in the instance of Lessee's default. This Master Lease and each Supplementary Schedule shall be governed by, any construed in accordance with, the laws of the Commonwealth of

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

Virginia, without giving effect to the principles of conflicts of laws. The parties specifically agree this Master Lease was made, and performance begun, at Lessor's headquarters, whose address is listed on page one of this Master Lease. Lessee voluntarily and affirmatively agrees the sole jurisdiction for any legal action or arbitration pursuant to or regarding this Master Lease, or any related dealings with Lessor, shall be in the state courts of the Commonwealth of Virginia, with proper venue in either the City of Richmond or the County of Chesterfield, Virginia. Any action against Lessor shall be commenced within one year after the cause of action accrued.

  29. Entire Agreement. Lessor and Lessee acknowledge that there are no agreements or understandings, written or oral, between them with respect to the Equipment, other than as set forth herein and in each Supplementary Schedule and that this Master Lease and each Supplementary Schedule contain the entire agreement between Lessor and Lessee. Neither this Master Lease nor any Supplementary Schedule may be altered, modified, terminated, or discharged except by a writing signed by the party against whom enforcement of such alteration, modification, termination or discharge is sought.

  30. Severability and Successors. Any provisions of this Master Lease and any Supplementary Schedule prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be, at the sole option of the Lessor, ineffective as to such jurisdiction without invalidating the remaining provisions of this Master Lease. Each Supplementary Schedule shall be binding upon and inure to the benefit of Lessor, Lessee, their respective successors, and assigns except as expressly provided for herein.

  31. Additional Features. If the Equipment delivered pursuant to any supplementary Schedule contains any additional features not originally requested or ordered by Lessee, Lessee grants Lessor, at Lessor's option and additional expense, the right to remove or deactivate them. Such removal or deactivation shall be promptly performed by the manufacturer or another party acceptable to Lessee upon the request of Lessor, at a time convenient to Lessee.

  32. Miscellaneous Equipment. Lessor shall provide only necessary items (such as cables, manuals, kickplates, and microfiche) as required to have the Equipment accepted for the manufacturer's maintenance agreement. Additional items (such as specific length cables) shall be provided at Lessee's expense.

  33. Substitution. Before delivery, Lessor, with prior approval from the Lessee which approval shall not be unreasonably withheld, may provide Leased Items which shall meet or exceed the performance specifications of the Leased Items described on the applicable Supplementary Schedule.

  34. Headings. Section headings are for convenience only and shall not be construed as part of this Master Lease or any supplementary Schedule.

  35. Software. Lessee and Lessor acknowledge that the Equipment on a Supplementary Schedule may include certain software ("Software") in which Lessor and Lessee have no ownership or other proprietary rights. Where required by the Software owner or manufacturer, Lessee shall enter into a license or other agreement for the use of the Software. Any Software agreement shall be separate and distinct from this Master Lease and any Supplementary Schedule, and Lessor and Assignee shall not have any rights or obligations thereunder. In the event the Basic Rent on a Supplementary Schedule includes an amount attributable to the financing by Lessor of Lessee's fee for use of the Software, Lessee agrees that such amounts shall be deemed Additional Rent and subject to Sections 3 and 4 hereunder.

     IN WITNESS WHEREOF, Lessee and Lessor have caused this Master Lease to be executed as set forth below.

     LESSOR:                              LESSEE:

     NELCO, Ltd.                              Blue Rhino Corporation
                                          --------------------------------------

     By: /s/ Karen A. Layman              By: /s/ Larry Brumfield
        -------------------------------   --------------------------------------
               (Signature)                           (Signature)


         Karen A. Layman                      Larry Brumfield
     ----------------------------------   --------------------------------------
     (Name Printed or Typed)              (Name Printed or Typed)

     Title:  Indirect Marketing           Title:  Vice President - Finance
             Representative

     Date:   February 1, 1996             Date:   February 6, 1996


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